Exhibit 10.2

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

AMENDMENT No. 4 TO
LICENSE AGREEMENT

     This Amendment No. 4 to License Agreement (“Amendment4”), dated as of September 15, 2003, is an amendment to the License Agreement and License Agreement Summary, each dated September 1, 1997, as subsequently amended by Amendment No. 1, dated 1998, Amendment No. 2, dated June 23, 1999, and Amendment No.3, dated December 16, 2002 (hereinafter collectively referred to as “Agreement”) between, on the one hand, HASBRO, INC. and HASBRO INTERNATIONAL, INC., both with a principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island 02862-1059 (hereinafter collectively referred to as “Licensor”) and, on the other hand, WMS GAMING INC., with its principal place of business at 800 S. Northpoint Boulevard, Waukegan, Illinois 60085 (“Licensee”).

RECITALS:

A.	Pursuant to the Agreement, among other things, Licensor granted a license to Licensee to manufacture, distribute, promote and sell certain gaming products, sold in association with the trademark “MONOPOLY.” Capitalized terms used in this Amendment4 and not otherwise defined shall have the meanings given to such terms in the Agreement.

B.	Licensor and Licensee desire to modify and amend the Agreement.

AGREEMENT:

     THEREFORE, in consideration of the mutual covenants and agreements in the Agreement and this Amendment4, the parties hereby agree as follows:

1.     EFFECTIVE DATE: This Amendment4 shall be effective upon full execution by both parties, except as otherwise provided herein.

2.     The License Agreement Summary is hereby deleted in its entirety and replaced with the following:

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

LICENSE AGREEMENT SUMMARY

NAME: MONOPOLY

     This Summary is hereby incorporated into and made a part of the attached License Agreement. The specifics detailed below, where numbered as paragraphs or subparagraphs, relate to similarly number paragraphs or subparagraphs in the attached License Agreement.

     The License Agreement is between:

Licensor	and	Licensee

HASBRO, INC. and		WMS GAMING INC.
HASBRO INTERNATIONAL, INC		800 S. Northpoint Boulevard
1027 Newport Avenue		Waukegan, Illinois
Pawtucket, Rhode Island 02862

1.     GRANT OF LICENSE.

(a)  (i) Licensed Articles shall mean (i) any “Gaming Device” that utilizes the Name; and (ii) gaming services using the Name which relate to Gaming Devices such as services through which Gaming Devices are linked for progressive jackpots, whether through local area networks, wide area networks or otherwise.

“Gaming Device” shall mean: [*]

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)  (i) Territory: Worldwide, subject to exclusion of certain Regions as provided below:

(A) For purposes of this Agreement, the Territory is divided into eight (8) “Regions” as follows: (1) North America (including Caribbean and Cruises, but excluding Mexico and Central America); (2) Central America and South America (including Mexico); (3) Europe (including Russia, but excluding the United Kingdom); (4) United Kingdom; (5) Africa; (6) Australia/New Zealand; (7) Japan; and (8) Asia (excluding Japan). Set forth in Exhibit 3 and Exhibit 5 of Amendment4 to this Agreement (attached hereto and made a part hereof) for each Region (other than North America, United Kingdom and Japan) are (1) the Advance Payments (as defined in Section 2(b)(i) below) for such Region on Exhibit 3, and (2) the Region Threshold Amounts (as defined in Section 1(b)(i)(B) below) for such Region on Exhibit 5. The Advance Payments and Region Threshold Amounts for the Japan Region and the United Kingdom Region shall be determined as provided in Sections 2(b)(iii)(C) and (D) of this License Agreement Summary, and the Advance Payments and Region Threshold Amounts for Central America and South America are subject to increase as provided in Section 2(b)(iii)(B) of this License Agreement Summary following the time when legislation allows the introduction of Gaming Devices in Mexico.

(B) Licensor may eliminate any Region (other than North America) from the Territory as provided below in the event that Licensee fails to earn royalties for any such Region equal to the region threshold amount set forth on Exhibit 5 or, when applicable with respect to the United Kingdom Region, Exhibit 6 for such Region for any of the [*] (the “Region Threshold Amounts”). Notwithstanding the foregoing, Licensor shall not have a right to remove a Region on account of such a shortfall of earned royalties if the amount of the shortfall is [*] or less of the applicable Region Threshold Amount and

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Licensee makes a cash payment in the amount of the shortfall to Licensor by the 25th day of the month following the conclusion of such [*] measurement period. In the event Licensee fails to make such shortfall payment (or is not permitted to do so, because the shortfall was greater than [*]) for any applicable Region, then Licensor may terminate Licensee’s rights in that Region upon thirty (30) days’ prior written notice to Licensee, provided that such notice shall be given to Licensee within 90 days after conclusion of the applicable measurement period. For avoidance of doubt, the Region Threshold Amounts refer to royalties earned in such period, and so, for example, fourth quarter [*] royalties which are payable on [*] would not count toward the Region Threshold Amount for the [*]; and fourth quarter [*] royalties which are payable on [*] would count toward the Region Threshold Amount for [*]. It is the intention of the parties that in determining if a Region Threshold Amount has been met, royalties earned in the applicable period are used, notwithstanding that Advance Payments are applied with respect to royalties paid in a calendar year. Advance Payments made but not earned as royalties do not count against the Region Threshold Amounts.

(C) In the event that Licensee’s rights in a Region are terminated, Licensee shall have a [*] sell-off period for such Region in accordance with Paragraph 14 of the License Agreement, and lease terms for Licensed Articles which are leased shall not exceed the termination of the Region by more than [*].

     (ii)  Channels of Distribution: Legal gaming establishments.

(c)  Term:

     Development and Test Period: [*]

     Initial Term: [*] to [*].

     Optional Renewal Term: [*] to [*]. [*]

     First Extension Term: [*] to [*]. [*]

     Second Extension Term: [*] to [*].

In the event that Licensee is not in default of any material terms of this Agreement both at the time of exercise and on the last day of the First Extension Term, Licensee may exercise its option to extend the Term of this Agreement for the Second Extension Term by sending written notice to Licensor of Licensee’s exercise of such option no later than one year prior to the end of the First Extension Term (that is, no later than [*]); provided, however, that such extension for the Second Extension Term shall not be effective unless the

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

following condition (the “Extension Royalty Requirement”) has been satisfied: Licensee has earned royalties totaling at least U.S.[*] in the Territory for the period beginning [*] through [*], provided, however, that Licensee may cure a shortfall of earned royalties in the stated timeframe in the amount of [*] or less by a cash payment in the amount of the shortfall (the “De Minimis Payment”) made on or before [*]. For avoidance of doubt, for the purpose of determining whether the Extension Royalty Requirement has been satisfied, earned royalties for the period [*] through [*] shall not include royalties earned in the fourth quarter of [*] which are payable by [*] notwithstanding that payment of such royalties is made in calendar year [*]. Advance Payments made but not earned as royalties do not count against the Extension Royalty Requirement. In the event that Licensee has not earned royalties in the amount of [*] at the time of Licensee’s written notice of exercise of the option for the Second Extension Term, then the extension for the Second Extension Term shall not be effective unless Licensee earns such royalties through [*] or (if permitted) makes the De Minimis Payment.

Notwithstanding the foregoing provisions to the contrary, Licensor may waive the Extension Royalty Requirement at any time upon notice to Licensee in consideration of accelerated vesting of the warrant to purchase shares of the common stock of WMS Industries Inc., as provided in that certain Warrant, dated as of September 15, 2003, by and among Hasbro, Inc. and WMS Industries, Inc.

2.     TERMS OF PAYMENT.

     (a)  Royalty Rate. The Royalty Rate set forth in the original License Agreement Summary shall remain in full force and effect through [*] (that is, for gross revenue received through [*]). Commencing on [*], the effective Royalty Rate shall be:

        (i) For Licensed Articles which are not sold outright by Licensee or a sublicensee that has been pre-approved in writing by Licensor, but rather are leased or otherwise placed with third parties under arrangements where Licensee will receive ongoing payments from their operation and for any other Licensed Articles not covered by Sections 2(a)(ii) and 2(a)(iii) of this License Agreement Summary below, Licensee will pay Licensor a royalty equal to [*]; provided, however, that for any Licensed Article that remains in operation on a casino floor (or other legal gaming establishment) with the same “top box” (as identified by serial number) and game (for example, the MONOPOLY Money Grab game) for a period longer than [*] from the initial placement of such Licensed Article, Licensee shall pay to Licensor a royalty equal to [*], commencing with the [*] month.

        (ii) For Licensed Articles which are not sold outright by Licensee or a sublicensee that has been pre-approved in writing by Licensor, but rather are leased or otherwise placed with third parties under arrangements where Licensee will receive ongoing payments from their operation, which are placed in such jurisdictions where Licensor is precluded by statute, regulation, rule, ordinance or order from receiving royalty payments based upon such percentage of Licensee’s revenue as provided above without Licensor first being licensed, approved or found suitable, Licensee will pay Licensor for each

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

day each Licensed Article is operating the following royalties in the jurisdictions set forth below according to the schedule set forth below (the “Flat Fee Schedule”):

Nevada:	U.S.[*] per unit per day;
Non-Nevada:	U.S.[*] per unit per day.

The parties shall review the Flat Fee Schedule not less frequently than annually and shall negotiate in good faith to make any adjustments which may be necessary or appropriate to reflect any changes to market conditions or consumer acceptance of the Licensed Articles, subject to applicable gaming regulatory requirements. Under no circumstances may the Flat Fee Schedule be adjusted more than once every twelve months.

        (iii) For Licensed Articles which are sold by Licensee or by a sublicensee of Licensee that has been pre-approved in writing by Licensor, Licensee shall pay Licensor a royalty of [*]. [*]. No deductions shall be made for cash or other discounts or uncollectible accounts. All costs and expenses incurred in the manufacture, sale, distribution or exploitation of the Licensed Articles, or otherwise incurred by Licensee or an approved sublicensee, shall be paid by Licensee or such sublicensee, and no such costs or expenses shall be deducted from any royalty payable to Licensor.

     (b)  Terms of Payment. The parties recognize and agree that the Total Royalty Guarantee for the Initial Term has been paid.

(i) North America. For the period [*] through [*], Licensee shall pay to Licensor minimum guaranteed royalties totaling U.S. [*] for the North America Region. Such payments will be made in annual minimum advanced guaranteed royalties (“Advance Payments”) for each calendar year as set forth in the table below. Licensee may offset the Advance Payment for the North America Region for any calendar year against the royalties for the North America Region paid in such calendar year, but in no event shall royalties or Advance Payments for the North America Region be applied, offset or credited with respect to Advance Payments or royalties for any other part of the Territory. For avoidance of doubt, the Advance Payment for a year is applied to royalties paid in such year, and so, the royalties for revenues earned in the fourth quarter of a year, but payable by January 25 of the following year, shall be offset against the Advance Payment for such following year. The royalties for revenues earned in the fourth quarter of 2003, but payable by 2004, shall be offset against the Advance Payment for 2004. Each calendar year is calculated separately for purposes of Advance Payments (for example, if Licensee pays royalties for the North America Region in 2005 in excess of the Advance Payment for such Region for 2005, such excess shall not reduce the Advance Payment for such Region due for 2006 or for any subsequent year). For avoidance of doubt, the parties confirm that no part of any Advance Payment for the North America Region shall be repayable to Licensee notwithstanding that royalties payable on revenues for such Region in the applicable year are less than the amount of such Advance Payment.

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

	Balance Due Dates	Advance Payment

[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

(ii) International. For the period [*] through [*], Licensee shall also pay to Licensor minimum guaranteed royalties totaling [*] for the remainder of the Territory other than the North America Region (subject to adjustment as provided below). In the event Licensor eliminates a Region pursuant to Section 1(b)(i) (B), such amount shall be decreased for such elimination. Such payments will be made in annual Advance Payments as set forth on Exhibit 3 for each Region no later than January 31 of each applicable year. Licensee may offset the Advance Payment for any calendar year for a Region against the royalties paid in such calendar year for such Region, but in no event shall royalties or Advance Payments for one Region be applied, offset or credited with respect to Advance Payments or royalties for any other Region. For avoidance of doubt, the Advance Payment for a year is applied to royalties paid in such year, and so, the royalties for revenues received in the fourth quarter of a year, but payable by January 25 of the following year, shall be offset against the Advance Payment for such following year. The royalties for revenues received in the fourth quarter of 2003, but payable by January 25, 2004, shall be offset against the Advance Payment for 2004. Each calendar year is calculated separately for purposes of Advance Payments (for example, if Licensee pays royalties for the Australia/New Zealand Region in 2005 in excess of the Advance Payment for such Region for 2005, such excess shall not reduce the Advance Payment for such Region due for 2006 or for any subsequent year). For avoidance of doubt, the parties confirm that no part of any Advance Payment for the any Region shall be repayable to Licensee notwithstanding that royalties payable on revenues for such Region in the applicable year are less than the amount of such Advance Payment.

(iii) Establishment of Advance Payments and Region Threshold Amounts for the United Kingdom and Japan and Adjustment to Advance Payments and Region Threshold Amounts for Central and South America on Account of Mexico.

(A) The Advance Payments and Region Threshold Amounts for those Regions set forth on Exhibit 3 and Exhibit 5 were agreed to based on royalty forecasts for licensed activities by

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Licensee or approved sublicensees. Those royalty forecasts did not include any amounts for the Japan Region or for the country of Mexico as part of the Central America and South America Region and the royalty forecasts for the United Kingdom were dependent on when legislation is expected to be enacted. Accordingly, the following provisions shall apply.

(B) In the event that legislation is enacted in Mexico allowing for the distribution of Gaming Devices in Mexico, Licensee shall provide Licensor with good-faith royalty forecasts for such country for the remainder of the Term, including the Second Extension Term. Such forecasts will be derived following reasonable consultation and sharing of information by Licensee with Licensor, consistent with the sharing of information and consultation provided to Licensor in connection with the negotiation of Amendment 4 to this Agreement and agreement upon the Advance Payments and Royalty Threshold Amounts for certain Regions in connection therewith. Annual Advance Payments for the Central America and South America Region shall be increased by an amount equal to [*], and the Region Threshold Amounts for each applicable [*] measurement period for such Region shall be increased by an amount equal to [*]. The agreed-upon royalty forecasts, increase in Advance Payments, and increase in Region Threshold Amounts shall be included in the Plan (as defined in Paragraph 10 (b) of this License Agreement Summary). Exhibit 3 and Exhibit 5 hereto shall be amended to incorporate the increases in Advance Payments and Region Threshold Amounts for the Central America and South America Region. In the event the parties are unable to agree to the royalty forecasts for Mexico (and hence the increases in Advance Payments and Region Threshold Amounts), the matter shall be resolved by the “Dispute Resolution Procedure” set forth in Section 10(c) of this License Agreement Summary.

(C) In the event that legislation is enacted in Japan allowing for the distribution of Gaming Devices in Japan, Licensee shall provide Licensor with good-faith royalty forecasts for such country (that is, the Japan Region) for the remainder of the Term, including the Second Extension Term. Such forecasts will be derived following reasonable consultation and sharing of information by Licensee with Licensor, consistent with the sharing of information and consultation provided to Licensor in connection with the negotiation of Amendment 4 to this Agreement and agreement upon the Advance Payments and Region Threshold Amounts for certain Regions in connection therewith. Annual Advance Payments for the Japan Region shall be an amount equal to [*], and the Region Threshold Amounts for each applicable [*] measurement period for the Japan Region shall be an amount equal to [*]. The agreed-upon royalty forecasts, increase in Advance Payments, and increase in Region Threshold Amounts shall be included in the Plan (as defined in Paragraph 10 (b) of this License Agreement Summary). Exhibit 3 and Exhibit 5 hereto shall be amended to include the Advance Payments and Region Threshold Amounts for the Japan Region. In the event the parties are unable to agree to the royalty forecasts for Japan (and hence the increases in Advance Payments and Region Threshold Amounts), the matter shall be resolved by the “Dispute Resolution Procedure” set forth in Section 10(c) of this License Agreement Summary.

(D) The parties have agreed that in the event that legislation is enacted in the United Kingdom deregulating the UK casino market and allowing distribution of Gaming Devices in the United Kingdom, then the Advance Payments and the amount for each year that will be counted

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

toward the Region Threshold Amounts for the United Kingdom Region shall be as set forth on Exhibit 4 and Exhibit 6 (attached hereto and incorporated herein), commencing with the year in which such amounts take effect dependent on the year in which such legislation is enacted. Exhibit 4 and Exhibit 6 list years on column headings based on the assumption that [*] is the year in which such legislation is enacted. If, in fact, the legislation is enacted in a year later than [*], then the dates on Exhibit 4 and Exhibit 6 shall be moved forward a corresponding number of years. As examples: (1) if such legislation is enacted in [*], then the column on Exhibit 4 under the heading [*] with an Advance Payment in the amount of [*] will, in fact, apply to the year [*]; and (2) if such legislation is enacted in [*], then the column on Exhibit 6 under the heading [*] with a Region Threshold Amount of [*] will, in fact, apply to the year [*], and accordingly the dollar amount for that year and the following year of [*] (listed on Exhibit 6 under the heading “[*]”) would be combined to be the Region Threshold Amount for the United Kingdom Region for the period ending [*].

     (c)  Periodic Statements. Not later than the twenty-fifth (25th) day of the month following each calendar quarter, Licensee shall furnish to Licensor complete and accurate royalty statements. Any sales in Puerto Rico and all international sales shall be itemized separately on all royalty reporting forms.

     (d)  Royalty Payments. Royalties in excess of any Advance Payments shall be due on the twenty-fifth (25th) day of the month following the calendar quarter in which earned and payment shall accompany statements. Licensee shall pay Licensor interest on any late royalty payment at the lower of an interest rate of one and three fourths percent (1.75%) per month or the highest rate permitted by law from the date the royalty should have been received by Licensor until paid.

     (e)  Additional consideration.

     (i)  Additional [*] License Fee: In consideration of the extension of the Term, Licensee shall pay to Licensor as an additional license fee an amount equal to the difference between [*] and the amount of royalties to be paid by Licensee under this License Agreement during calendar year [*]. Within [*] business day of full execution of this Amendment4, Licensee shall pay to Licensor [*] as an estimate of the amount owed under this paragraph. The actual amount owed under this paragraph shall be calculated as of [*] and the [*] royalty payment shall be adjusted to reflect the difference between the amount owed under this paragraph and [*], if any.

     (ii)  [*]

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     (iii)  Warrants: As additional consideration to induce Licensor to enter into Amendment4 and to extend the Term, Licensee has arranged for WMS Industries Inc. to provide to Hasbro, Inc. warrants for 250,000 shares of the common stock of WMS Industries, Inc., as provided in that certain Warrant, dated as of September 15, 2003, by and among Hasbro, Inc. and WMS Industries, Inc. Licensee acknowledges that such warrants were material consideration provided in order to induce Licensor to enter into Amendment4.

7.     (a) Approvals: When seeking Licensor’s approval of the Licensed Articles, rather than submitting the Licensed Articles, Licensee may elect to submit artwork therefrom and videotape or other depictions thereof, but if Licensor wishes to examine the Licensed Article itself, Licensee shall make the same available for inspection by Licensor at Licensee’s facilities.

8.     (a) Labeling: As a condition to the grant of rights hereunder, Licensee agrees that it will cause to appear on or within each Licensed Article sold by it and on or within all packaging, cartons, wrapping material, advertising, promotional or display material bearing the Name, the notice: “The MONOPOLY name and logo, the distinctive design of the game board, the four corner squares, the MR. MONOPOLY name and character, as well as each of the distinctive elements of the board and playing pieces are trademarks of Hasbro for its property trading game and game equipment. © [year of publication] Hasbro. All Rights Reserved.” (provided, however, that if space prevent use of this notice, a shorter notice is follows: “MONOPOLY is a trademark of Hasbro used with permission. ©[year of publication] Hasbro. All Rights Reserved.”) and any other notice desired by Licensor, and where such article or advertising, promotional or display material bears a trademark or service mark of Licensor, appropriate statutory notice of registration thereof. It is understood that, in the event that any change or changes in the foregoing notices shall be required, such change or changes shall be instituted within ninety (90) days on a running change, go forward basis only after Licensor gives written notice to Licensee of the requested change, and shall not affect Licensee’s inventory or parts or product in process existing at the end of such ninety day period and bearing the notice referenced above; provided, however, that no such change shall be instituted in the software of the Licensed Articles until Licensee elects to submit a new revision of the software for the necessary regulatory approval, and then such change shall be instituted when and where such approval is received and such revision is incorporated into the Licensed Articles.

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

     (b)  Approvals: Each and every tag, label, imprint, storyboard, copy and layout or other device containing any such notice and all advertising, promotional or display material bearing the Name, shall be submitted by Licensee to Licensor for its written approval prior to use by Licensee. Licensee must use Licensor’s approval form with each submission for Licensor’s approval. Licensee shall have the right to affix in or on the Licensed Articles and related materials its own notices, legends and markings, as well as those of its third party licensors and developers, those required by law or those required to indicated compliance with regulatory, safety or quality standards (e.g. Underwriters’ Laboratory markings) or as a public service, subject to Licensor’s approval, not to be unreasonably withheld or delayed.

9.     PROMOTIONAL MATERIAL.

     (d)  Marketing Commitment. Commencing no later than January 31, 2004, and annually thereafter by January 31 of each calendar year during the Term, Licensee shall submit to Licensor an annual written marketing plan for the Licensed Articles for the current year for Licensor’s good faith approval, taking into consideration Licensee’s expertise in marketing and promotions in the gaming industry. Such marketing plan shall include a country-by-country breakdown (or where appropriate breakdown by Region) of planned marketing efforts and budgeted expenditures for the elements of the same, and an estimate of how Licensee will meet the requirement for Qualified Marketing Expenditures set forth below. In the event that Licensor does not approve the marketing plan, the parties agree to work together in good-faith to revise the marketing plan so that it meets with Licensor’s approval. [*].

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

10.     DISTRIBUTION.

     (a)  Licensee represents that it has the capacity to deploy a new version of the Licensed Articles every [*] during the Term of this Agreement; provided however that the deployment of such Licensed Articles shall be in Licensee’s sole discretion as determined in good faith. Commencing in calendar year [*] and for each calendar year in the Term, Licensee shall have fully developed and regulator approved (by GLI or any one of the gaming regulators for any of, Nevada, Mississippi, or New Jersey) [*] new games using the Name ready for deployment.

     (b)  Commencing in [*], Licensee shall provide to Licensor by September 30th of each year, a [*] product distribution plan (the “Plan”) for the following [*]. The parties agree that any adjustment in the Plan as it relates to product placements by Region shall not adjust the Advance Payments or Region Threshold Amounts set forth on Exhibits 3 through 6 and as the same may have been amended for any new countries in the Region. [*].

     (c)  Dispute Resolution Procedure. Any matter that under the terms of this License Agreement Summary is to be resolved by the “Dispute Resolution Procedure” shall be resolved by conference of officers of Licensor and Licensee as provided below, and if that fails to resolve the matter, by binding arbitration as provided below. In the event that parties are unable to agree on a resolution to such a matter, the parties shall refer the issue to Patricia Schmidt, Vice President, Licensing Promotions of North America, of Licensor and Kathleen McJohn, Vice President, General Counsel and Secretary, for Licensee. Such procedure shall be invoked by either party by presenting to the other a “Notice of Request for Resolution of Dispute” (a “Notice”) identifying the issues in dispute to be addressed. A telephone conference of the designated officers (or another officer designated by a party, provided such officer is of similar stature in his/her respective company) will be held within five (5) business days after the delivery of the Notice. In the event that the telephone conference between these persons does not resolve the dispute, then upon delivery of a further Notice, either party may require that the matter be referred for resolution between Jane Ritson-Parson, President Hasbro Properties Group, of Licensor and Orrin Edidin, Executive Vice President, for Licensee. A telephone conference of these persons (or another officer designated by a party, provided such officer is of similar stature in his/her respective company) shall be held within five (5) business days after delivery of the further Notice (and such additional number of days as the parties may then agree). If the second set of officers are not able to resolve the dispute within five (5) business days after their conference, then the matter shall be resolved by binding arbitration in New York, New York, in accordance with the rules of the American

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Arbitration Association by a panel of three arbitrators. Either party may commence the arbitration by notice to the other. Each of the parties shall name one arbitrator and a third arbitrator shall be mutually agreed upon by the parties. Once one party has named an arbitrator, the other party shall have ten (10) days from notice of such selection, to select an arbitrator. If the parties are unable to agree on the third arbitrator within ten (10) days of naming of the second arbitrator, then the third arbitrator shall be chosen as follows: each party shall provide to the other a list of not more than three arbitrators acceptable to such party; each party may “veto” one of the arbitrators on the other party’s list; a list of the non-vetoed potential third arbitrators shall be submitted to the first two arbitrators for selection; and if the first two arbitrators are unable to agree on the third arbitrator, then each party shall provide the name of one of the non-vetoed potential third arbitrators and the third arbitrator shall be chosen by lot from among those two. Each of the arbitrators shall have experience in gaming matters and in licensing matters and shall be independent of either party. Each party shall bear the cost of the arbitrator appointed by such party, and the parties shall share the cost of the third arbitrator. The decision of the three arbitrators shall be binding upon the parties.

     (d)  [*]

14.     Sell-off Period: [*] for Licensed Articles which are sold. Lease terms for Licensed Articles which are leased shall not exceed the termination of this Agreement by more than [*].

(END OF PAGE)

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.     Section 1(a)(ii) (Right of Refusal) is hereby deleted from the Agreement.

4.     This document shall not be deemed an offer and shall not be binding unless signed by Licensor and Licensee.

5.     This Amendment 4 may be executed in one or more counterparts, and by facsimile transmission, each copy of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, but this Amendment shall not be binding upon the parties until it has been signed by each party. The parties hereto agree that facsimile signatures on a copy of this Amendment shall be effective and enforceable as if they were original signatures.

All other terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of this Amendment 4 and the terms of the Agreement as it existed before this Amendment 4, the terms of this Amendment 4 shall control.

     IN WITNESS WHEREOF, the parties hereunto have set their hand as of the date first set forth above.

Licensor		Licensee

HASBRO INC		WMS GAMING INC.

	/s/ Jane Ritson-Parsons	/s/ Orrin J. Edidin

By:	Jane Ritson-Parsons	Orrin J. Edidin

Title:	President	Executive Vice President and Chief Operating Officer

Date:	9/15/03

HASBRO INTERNATIONAL, INC.

/s/ Jane Ritson-Parsons

By:	Jane Ritson-Parsons

Title:	President

Date:	9/15/03

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit 3

Annual Minimum Advanced Guaranteed Royalties By Established International Region

(All amounts are in U.S. dollars)

REGION	[*]

Australia & New Zealand	[*]

Russia & Europe (no UK)	[*]

Africa	[*]

Central & South America	[*]

Asia (no Japan)	[*]

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit 4

Annual Minimum Advanced Guaranteed Royalties For United Kingdom Region

(All amounts are in U.S. dollars)

REGION	[*]

United Kingdom	[*]

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit 5

Biennial Threshold Amounts By Established International Region

(All amounts are in U.S. dollars)

REGION	[*]

Australia & New Zealand	[*]

Russia & Europe (no UK)	[*]

Africa	[*]

Central & South America	[*]

Asia (no Japan)	[*]

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit 6

Threshold Amounts for United Kingdom Region

(All amounts are in U.S. dollars)

REGION	[*]

United Kingdom	[*]

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.